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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------


         NAME                                            STATE OF INCORPORATION
         ----                                            ----------------------

ICU Medical Sales, Inc.                                    California

ICU Finance, Inc.                                          California

Budget Medical Products, Inc.                              California

Bio-Plexus, Inc.                                           Delaware

ICU MedEurope Limited                                      United Kingdom

ICU MedEurope (NZ) Limited                                 New Zealand

BMP de Mexico, S.A. de C.V.                                Mexico